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                                                                    Exhibit 99.2

                                 [LOGO] Access
                                        WORLDWIDE


Contacts:

         Access Worldwide                       Access Worldwide
         (240) 582-3025                         (561) 226-5000
         Andrea Greenan                         John Hamerski
         Director, Investor Relations           Executive Vice President & CFO
         andrea@accessww.com                    jack@accesstms.com
         www.accessww.com


                        ACCESS WORLDWIDE COMPLETES SALE
                      OF PHARMACEUTICAL SAMPLING BUSINESS
 - Company Divests Phoenix Marketing Group and Negotiates New Bank Amendment -

BOCA RATON, FL & LINCOLN PARK, NJ - February 26, 2002 - Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services organization, today reported that on February 25, 2002 it completed the sale of the Company's Phoenix Marketing Group to Express Scripts, Inc. (Nasdaq: ESRX), a pharmacy benefit management company, for $33.0 million in cash, plus the assumption by Express Scripts of certain liabilities of the Phoenix Marketing Group totaling approximately $2.0 million.

The transaction was approved by Access Worldwide's shareholders at a Special Meeting of Stockholders that took place on February 14. The transaction has also been approved by Access Worldwide's Board of Directors and lenders.

The Phoenix Marketing Group is a pharmaceutical sampling, direct mail and database management business that employs approximately 300 people at four pharmaceutical sampling, management and warehouse facilities in New Jersey.

"We are pleased that our shareholders and lenders approved this transaction," commented Michael Dinkins, Chairman and Chief Executive Officer of Access Worldwide. "We continue to identify and explore additional strategic alternatives that could increase shareholder value, however, we can provide no guarantee that we will be successful on these fronts."

In addition, the Company also announced that it had negotiated a new amendment to the Company's bank agreement. The amendment was needed as a result of the sale of the Phoenix Marketing Group and extends the loan arrangement through July 1, 2003. The agreement includes a revolving commitment line up to $7.0 million through May 2002, with an increase to $8.0 million on June 1, 2002 and then a reduction to $7.2 million from April 2003 to termination. The agreement also provides funding for $1.8 million in capital expenditures during the current year.

"We intend to use the proceeds from the Phoenix transaction to pay down the Company's debt by approximately $28.0 million," remarked John Hamerski, Access Worldwide's Executive Vice President and Chief Financial Officer. "The Company will be better positioned with a lower debt level and a new bank amendment."
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Founded in 1983, Access Worldwide provides a variety of sales, marketing and education services. Among other things, the Company reaches physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. The Company's services include product stocking, database management and teleservices. For clients in the telecommunications, insurance, financial services and consumer products industries, Access Worldwide reaches the growing multicultural markets with multilingual telemarketing. Access Worldwide is headquartered in Boca Raton, Florida and has over 900 employees in offices throughout the United States.

As previously disclosed, Access Worldwide sold its multicultural market research business effective February 1, 2002. In addition, the Company continues to pursue other strategic transactions, including the sale of one or all of its remaining divisions or a transaction involving the Company as a whole.

This press release contains forward-looking statements within the meanings of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such forward-looking statements relate to the possible future disposition of remaining business segments. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: lack of interest by any third party in acquiring the other businesses that the Company may seek to divest and the possible negative effect of the decreased diversity of the Company's operations after consummation of the sale of any of the Company's businesses, including the Phoenix Marketing Group and Cultural Access Group. The Company assumes no duty to update any forward-looking statements. For a more detailed discussion of these risks and others that could affect the Company's results, see the Company's filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

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